                                                                      EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939

                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)___



                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

  ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS             60670-0126
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                           FLEET FINANCIAL GROUP, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

RHODE ISLAND                                           05-0341324
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

ONE FEDERAL STREET
BOSTON, MASSACHUSETTS                                  02211
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.    GENERAL INFORMATION.  FURNISH THE FOLLOWING
           INFORMATION AS TO THE TRUSTEE:

           (A)  NAME AND ADDRESS OF EACH EXAMINING OR
           SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

           Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of
           Governors of the Federal Reserve System, Washington D.C.

           (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

           The trustee is authorized to exercise corporate trust powers.

ITEM 2.    AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
           IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
           SUCH AFFILIATION.

           No such affiliation exists with the trustee.

ITEM 16.   LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A
           PART OF THIS STATEMENT OF ELIGIBILITY.

           1. A copy of the articles of association of the trustee now in effect.*

           2. A copy of the certificates of authority of the trustee to commence business.*

           3. A copy of the authorization of the trustee to exercise corporate trust powers.*

           4.   A copy of the existing by-laws of the trustee.*

           5.   Not Applicable.

           6.   The consent of the trustee required by
                Section 321(b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           8.   Not Applicable.

           9.   Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 16th day of October, 1997.

                          THE FIRST NATIONAL BANK OF CHICAGO,
                          TRUSTEE

                          By  /s/ John R. Prendiville
                             ---------------------------
                               John R. Prendiville
                               Vice President

* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                                October 16, 1997

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     In connection with the qualification of an indenture between Fleet Financial Group, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                        Very truly yours,

                                        THE FIRST NATIONAL BANK OF CHICAGO

                                          By  /s/ John R. Prendiville
                                             ------------------------------
                                               John R. Prendiville
                                               Vice President

                     EXHIBIT 7

Legal Title of Bank:           The First National Bank of Chicago
Call Date: 06/30/97
ST-BK:  17-1630 FFIEC 031
Address:                       One First National Plaza, Ste 0303

Page RC-1

City, State  Zip:              Chicago, IL  60670

FDIC Certificate No.:          0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                      DOLLAR AMOUNTS IN                             C400
                                                                           THOUSANDS              RCFD       BIL MIL THOU

ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin(1)                                     0081         4,415,563
     b. Interest-bearing balances(2)                                                              0071         7.049,275

2.   Securities

     a. Held-to-maturity securities(from Schedule RC-B, column A)                                 1754                 0
     b. Available-for-sale securities (from Schedule RC-B, column D)                              1773         4,455,173

3.   Federal funds sold and securities purchased under agreements to resell                       1350         4,604,233

4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule RC-C) RCFD 2122 24,185,099
     b. LESS: Allowance for loan and lease losses                     RCFD 3123    423,419
     c. LESS: Allocated transfer risk reserve                         RCFD 3128          0
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)                                                      2125        23,761,680

5.   Trading assets (from Schedule RD-D)                                                          3545         6,930.216

6.   Premises and fixed assets (including capitalized leases)                                     2145           705,704

7.   Other real estate owned (from Schedule RC-M)                                                 2150             7,960

8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)                                                               2130            64,504

9.   Customers' liability to this bank on acceptances outstanding                                 2155           562,251

10.  Intangible assets (from Schedule RC-M)                                                       2143           283,716

11.  Other assets (from Schedule RC-F)                                                            2160         1,997,778

12.  Total assets (sum of items 1 through 11)                                                     2170        54,837,423


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:           The First National Bank of Chicago
Call Date:  06/30/97 ST-BK:  17-1630 FFIEC 031
Address:                       One First National Plaza, Ste 0303
City, State  Zip:              Chicago, IL  60670
                                                                       Page RC-2

FDIC Certificate No.:                     0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                   DOLLAR AMOUNTS IN
                                                                                       THOUSANDS                    BIL MIL THOU
LIABILITIES
13.  Deposits:

     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)                                                                      RCON 2200   21,852,164
        (1) Noninterest-bearing(1)                                                 RCON 6631  9,474,510
        (2) Interest-bearing                                                       RCON 6636 12,377,654

     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)                                                                RCFN 2200  13,756,280
        (1) Noninterest bearing                                                    RCFN 6631    330,030
        (2) Interest-bearing                                                                              RCFN 6636  13,426,250

14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                                       RCFD 2800   3.827,159

15.  a. Demand notes issued to the U.S. Treasury                                                          RCON 2840      40,307
     b. Trading Liabilities(from Schedule RC-D)                                                           RCFD 3548   4,985,577

16.  Other borrowed money:

     a. With original maturity of one year or less                                                        RCFD 2332    2,337,018
     b. With original maturity of than one year through three years                                            A547      265,393
     c. With a remaining maturity of more than three years                                                     A548      322,175

17.  Not applicable

18.  Bank's liability on acceptance executed and outstanding                                               RCFD 2920     562,251

19.  Subordinated notes and debentures (2)                                                                 RCFD 3200   1,700,000

20.  Other liabilities (from Schedule RC-G)                                                                RCFD 2930     929,875

21.  Total liabilities (sum of items 13 through 20)                                                        RCFD 2948  50,618,199

22.  Not applicable

EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus                                                         RCFD 3838           0

24.  Common stock                                                                                          RCFD 3230     200,858

25.  Surplus (exclude all surplus related to preferred stock)                                              RCFD 3839   2,948,616

26. a. Undivided profits and capital reserves                                                              RCFD 3632   1,059,214

    b. Net unrealized holding gains (losses) on available-for-sale
        securities                                                                                         RCFD 8434      12,788

27.  Cumulative foreign currency translation adjustments                                                   RCFD 3284      (2,252)

28.  Total equity capital (sum of items 23 through 27)                                                     RCFD 3210   4,219,224

29.  Total liabilities and equity capital (sum of items 21 and 28)                                         RCFD 3300  54,837,423

MEMORANDUM

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
   bank independent external Number auditors as of any date during 1996                                    RCFD 6724         N/A.


1 =  Independent audit of the bank conducted in accordance              4. =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified                external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank                authority)
2 =  Independent audit of the bank's parent holding company             5 =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing                 auditors
     standards by a certified public accounting firm which              6 =   Compilation of the bank's financial statements by
     submits a report on the consolidated holding company                     external auditors
     (but not on the bank separately)                                   7 =   Other audit procedures (excluding tax preparation
3 =  Directors' examination of the bank conducted in                          work)
     accordance with generally accepted auditing standards              8 =   No external audit work
     by a certified public accounting firm (may be required by
     state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.